EXHIBIT 12

Computation of Ratio of Earnings to Fixed Charges

(Dollars in Millions)			Three Months Ended March 31, 2017
Earnings
1.	Net income attributable to U.S. Bancorp		$1,473
2.	Applicable income taxes, including expense related to unrecognized tax positions		499
3.	Net income attributable to U.S. Bancorp before income taxes (1 + 2)		$1,972
4.	Fixed charges:
	a.	Interest expense excluding interest on deposits*	$256
	b.	Portion of rents representative of interest and amortization of debt expense	27
	c.	Fixed charges excluding interest on deposits (4a + 4b)	283
	d.	Interest on deposits	199
	e.	Fixed charges including interest on deposits (4c + 4d)	$482
5.	Amortization of interest capitalized		$—
6.	Earnings excluding interest on deposits (3 + 4c + 5)		2,255
7.	Earnings including interest on deposits (3 + 4e + 5)		2,454
8.	Fixed charges excluding interest on deposits (4c)		283
9.	Fixed charges including interest on deposits (4e)		482
Ratio of Earnings to Fixed Charges
10.	Excluding interest on deposits (line 6 / line 8)		7.97
11.	Including interest on deposits (line 7 / line 9)		5.09

*	Excludes interest expense related to unrecognized tax positions.

Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

(Dollars in Millions)			Three Months Ended March 31, 2017
Earnings
1.	Net income attributable to U.S. Bancorp		$1,473
2.	Applicable income taxes, including expense related to unrecognized tax positions		499
3.	Net income attributable to U.S. Bancorp before income taxes (1 + 2)		$1,972
4.	Fixed charges:
	a.	Interest expense excluding interest on deposits*	$256
	b.	Portion of rents representative of interest and amortization of debt expense	27
	c.	Fixed charges excluding interest on deposits (4a + 4b)	283
	d.	Interest on deposits	199
	e.	Fixed charges including interest on deposits (4c + 4d)	$482
5.	Amortization of interest capitalized		$—
6.	Preferred stock dividends		69
7.	Earnings excluding interest on deposits (3 + 4c + 5)		2,255
8.	Earnings including interest on deposits (3 + 4e + 5)		2,454
9.	Fixed charges excluding interest on deposits, and preferred stock dividends (4c + 6)		352
10.	Fixed charges including interest on deposits, and preferred stock dividends (4e + 6)		551
Ratio of Earnings to Fixed Charges and Preferred Dividends
11.	Excluding interest on deposits (line 7 / line 9)		6.41
12.	Including interest on deposits (line 8 / line 10)		4.45

*	Excludes interest expense related to unrecognized tax positions.

U.S. Bancorp	75